 Exhibit 1(r)

BLACKROCK BOND FUND, INC.

Articles Supplementary

BLACKROCK BOND FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue Four Billion Eight Hundred Million (4,800,000,000) shares of capital stock as follows:

Series and Classes		Number of Authorized Shares

BlackRock Total Return Fund
Investor A Common Stock		450,000,000
Investor A1 Common Stock		50,000,000
Investor B Common Stock		250,000,000
Investor B1 Common Stock		50,000,000
Investor B2 Common Stock		50,000,000
Investor C Common Stock		100,000,000
Investor C1 Common Stock		100,000,000
Investor C2 Common Stock		50,000,000
Institutional Common Stock		500,000,000
Class R Common Stock		250,000,000
Service Common Stock		50,000,000
Class K Common Stock		450,000,000

Common Stock		2,450,000,000

	Total:	4,800,000,000

All shares of all classes of capital stock of the Corporation have a par value of Ten Cents ($0.10) per share and an aggregate par value of Four Hundred Eighty Million Dollars ($480,000,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby reclassifies Five Hundred Fifty Million (550,000,000) authorized but unissued shares of Common Stock as BlackRock Total Return Fund Class K Common Stock.

THIRD: After the reclassification of authorized but unissued shares of capital stock of the Corporation as set forth herein, the Corporation will have the authority to issue Four Billion Eight Hundred Million (4,800,000,000) shares of capital stock as follows:

Series and Classes		Number of Authorized Shares

BlackRock Total Return Fund
Investor A Common Stock		450,000,000
Investor A1 Common Stock		50,000,000
Investor B Common Stock		250,000,000
Investor B1 Common Stock		50,000,000
Investor B2 Common Stock		50,000,000
Investor C Common Stock		100,000,000
Investor C1 Common Stock		100,000,000
Investor C2 Common Stock		50,000,000
Institutional Common Stock		500,000,000
Class R Common Stock		250,000,000
Service Common Stock		50,000,000
Class K Common Stock		1,000,000,000

Common Stock		1,900,000,000

	Total:	4,800,000,000

All shares of all classes of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of Four Hundred Eighty Million Dollars ($480,000,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

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IN WITNESS WHEREOF, BLACKROCK BOND FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 6th day of June 2016.

Attest:	BLACKROCK BOND FUND, INC.
/s/ Ben Archibald	By:	/s/ Neal J. Andrews
Ben Archibald		Neal J. Andrews
Secretary		Chief Financial Officer